Exhibit 10.58

STATE OF NORTH CAROLINA

ASSIGNMENT OF LEASE

COUNTY OF WAKE

THIS ASSIGNMENT OF LEASE (“Assignment”) is entered into and effective this 15th day of July, 2019· (“Effective Date”) by and between Cancer Genetics, Inc., a Delaware corporation, successor-in-interest to Gentris, LLC, a Delaware limited liability company, (hereinafter the “Assignor”) and Interpace BioPharma, Inc., a Delaware corporation (hereinafter the “Assignee”), with the consent of Southport Business Park Limited Partnership, a North Carolina limited partnership (hereinafter the “Landlord”).

W I T N E S S E T H:

WHEREAS, Assignor, successor-in-interest to Gentris, LLC, successor-in-interest to Gentris Corporation, who as tenant, previously entered into a certain lease agreement dated as of June 12, 2004, as amended by letter agreement dated October 21, 2004, by Second Amendment to Lease dated June 17, 2005, by Letter Agreement dated September 19, 2005, by Third Amendment to Lease dated May 25, 2006, by Fourth Amendment to Lease dated December 20, 2007, by Fifth Amendment to Lease dated June 15, 2009, by Sixth Amendment to Lease dated June 3, 2010, by Seventh Amendment to Lease dated October 26, 2010, by Eighth Amendment to Lease dated July 29, 2011, by Ninth Amendment to Lease dated November 7, 2012 and by Tenth Amendment to Lease dated July 15, 2014 (collectively, the “Lease”) with Landlord for certain premises located at 133 Southcenter Court, Suite 400, Morrisville, North Carolina 27650 (“Premises”); and

WHEREAS, as of the Effective Date, Assignor owes Landlord the amount of $79,323.70 (“Outstanding Balance”) pursuant to the terms of the Lease.

WHEREAS, Assignor is desirous of assigning all of its rights and responsibilities under the Lease to the Assignee consistent with the terms and conditions set forth herein; and

WHEREAS, Assignee desires to assume all of Assignor’s obligation under the Lease consistent with the terms and conditions set forth herein;

WHEREAS, Assignor and Assignee desire to obtain Landlord’s consent in connection therewith; and

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and agreed, the parties hereto agree as follows:

1. Assignment. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, as of the Effective Date, Assignor hereby assigns and transfers unto Assignee all of Assignor’s rights, title and interest as Tenant in and to the Lease. As a material inducement for Assignee to execute this Assignment, Assignor represents and warrants to Assignee that Assignor has not previously assigned or encumbered all or any portion of Assignor’s right, title and interest arising under the Lease and that upon receipt of the Outstanding Balance and the Administrative Fee (as defined in Section 19 below) by Landlord, Assignor will not be in default in the performance of any of Assignor’s obligations under the Lease.

2. Assumption. Assignee hereby accepts this Assignment and agrees to assume and be bound by and to perform all duties and obligations as Tenant under the Lease, and shall be liable to Landlord for the performance thereof. Assignee hereby acknowledges receipt of a fully executed copy of the Lease from Assignor.

3. Consent to Assignment and Waiver of Termination Rights. Landlord hereby: (i) acknowledges and consents, for purposes of Section 13.01 of the Lease, to the assignment of this Lease by Assignor to Assignee pursuant to the terms of this Assignment, and waives any applicable termination or other rights under the Lease arising solely in connection with this Assignment, (ii) asserts that, to the best of Landlord’s knowledge, the Lease is in full force and effect and (iii) acknowledges that, upon receipt by Landlord of the full Outstanding Balance and the Administrative Fee, there is no default of Assignor under the Lease which has remained uncured after any applicable period for notice and cure and no circumstance or set of circumstances exists (including this Assignment) which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

4. No Modification of Use. Assignor and Assignee agree and acknowledge that the Premises shall be used for the use as defined in the Lease, and for no other purpose whatsoever without the written consent of Landlord.

5. No Default. Neither Assignor nor any guarantor of the Original Lease shall be released from any obligations or duties under the Lease and shall remain fully liable thereon notwithstanding this Assignment.

6. Entire Agreement. This Assignment contains the entire agreement of Assignor and Assignee with respect to the subject matter hereof.

7. Notices. All notices to Assignee as Tenant under the Lease shall be delivered to:

Interpace BioPharma, Inc.

c/o Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, New Jersey 07054

Attention: Jack E. Stover, President & CEO

Telephone: 412-224-6100

Email: jstover@interpacedx.com

All notices to the Assignor shall be delivered to:

Cancer Genetics, Inc.

201 Route 17 North, 2nd Floor

Rutherford, New Jersey 07070

Attention: Jay Roberts, President & CEO

Telephone: 201-528-9200

Facsimile: 201-528-920

Email: Jay.Roberts@CGI.com

8. Security Deposit. As part of the assignment, Assignor will assign its current security deposit balance with Landlord in the amount of $22,726.73 to Assignee and upon the effectiveness of this agreement any future refund of the deposit, if any, shall be made exclusively to Assignee. In addition, simultaneously upon the execution of this Assignment, Assignee shall deposit the additional sum of $11,190.77 as additional security deposit with Landlord so that as of the Effective Date, the security deposit on hand shall be $33,917.50.

9. No Other Amendment. Except as set forth herein, the Lease shall remain in full force and effect, and shall be binding and enforceable against Assignor and Assignee and Landlord. Except as otherwise set forth herein, capitalized terms shall have the meanings attributed to them in the Lease.

10. Guaranty of Lease. Simultaneously upon the execution of this Assignment, Assignee shall cause Interpace Diagnostics Group, Inc., a Delaware corporation, to sign a guaranty of lease in the same form as that guaranty of lease attached hereto as Exhibit A.

11. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

12. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. Governing Law. This Assignment shall be construed and interpreted under, and governed and enforced according to, the laws of the State of North Carolina. The parties hereto hereby submit to the jurisdiction of the courts of the State of North Carolina in the event of any action or dispute arising hereunder.

14. Headings and Construction. The headings set forth in this Assignment are inserted only for convenience and are not in any way to be construed as part of this Assignment or a limitation on the scope of the particular section to which it refers.

15. Authority. Landlord, Assignor, Assignee and Guarantor warrant and represent that the individual executing this Assignment on behalf of such entity is authorized to execute and deliver this Assignment and to make it a binding obligation of Landlord, Assignor, Assignee and Guarantor. This Assignment shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

16. No Options or Inducements: Condition of Premises. Assignee acknowledges and agrees that, as of the Effective Date and notwithstanding anything to the contrary set forth in the Lease or this Assignment, Assignee shall have no extension, renewal, termination or other options whatsoever with regard to the Premises or under the Lease. Assignee further acknowledges and agrees that Assignee is not and shall not be entitled to any allowances, concessions, upfit work or other inducements of any kind in connection with the Premises or under the Lease. In the latter regard, Assignee acknowledges and agrees that from and after the Effective Date, Landlord is leasing the Premises to Assignee “as is,” without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) and without any obligation on the part of Landlord to alter, remodel, improve or decorate the Premises or any part thereof.

17. Acknowledgment of Non-Existence of Claims and Waiver. Assignor and Assignee acknowledges that as of the Effective Date, there are no claims by Assignor or Assignee against Landlord arising under the Lease. Assignor and Assignee release and discharge Landlord, and its successors and assigns, from any demands for injuries or damages of any kind or nature arising out of or related to the Lease or the Premises that occurred on or prior to the Effective Date.

18. Brokerage. Assignor and Assignee represent to Landlord that neither Assignor nor Assignee have entered into any agreements with any brokers in connection with this Assignment. Assignor and Assignee indemnify, hold harmless and agree to defend Landlord, its members, principals, partners, officers, directors, employees and agents and the respective principals, officers and directors of any such agents from and against any and all claims of any brokers claiming to have represented Assignor or Assignee in connection with this Assignment.

19, Administrative Fee. On or prior to the Effective Date, Assignor shall pay the sum of $1,500.00 to Landlord to compensate Landlord for legal fees, cost of administration, and other expenses incurred in connection with the negotiation and processing of this Assignment (“Administrative Fee”). To the extent Assignor fails to compensate Landlord for such Administrative Fee, Assignee shall be responsible for such fee within five (5) days of an invoice from Landlord.

20. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. Such counterparts may be transmitted electronically and any such electronically transmitted counterparts shall be deemed to be an original executed counterpart.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written.

ASSIGNOR:

CANCER GENETICS, Inc.,
a Delaware corporation

/s/ John A. Roberts
		By:	John A. Roberts
		Its:	President & CEO

ASSIGNEE:

INTERPACE BIOPHARMA, INC.,
a Delaware corporation

/s/ Jack E. Stover
		By:	Jack Stover
		Its:	President & Chief Executive Officer

Acknowledged and Agreed to by:

GENTRIS, LLC,
a Delaware limited liability company

/s/ John A. Roberts
By:	John A. Roberts
Its:	President & CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Assignment of NC Lease]

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the guarantor of the Lease hereby acknowledges and consents to the terms of this Assignment and reaffirms its obligations under that certain Unconditional Guaranty of Lease effective July 15, 2014 in favor of Landlord.

GUARANTOR:

CANCER GENETICS, Inc.,
a Delaware corporation

/s/ John A. Roberts
By:	John A. Roberts
Its:	President & CEO

ACKNOWLEDGEMENT AND CONSENT OF LANDLORD:

Landlord has acknowledges and consents to the above referenced Assignment as of the Effective Date.

LANDLORD:

Southport Business Park Limited Partnership,
a North Carolina limited partnership

By: Southport Business Park Investors Corporation, general partner

/s/ Richard G. Sullivan
Richard G. Sullivan, Vice President

EXHIBIT A

Guaranty of Lease

[Intentionally omitted.]